UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act OF 1934

Date of Report (Date of earliest event reported): January 10, 2024

TRANSPHORM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41295	82-1858829
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Castilian Drive
Goleta, California 93117
(Address of principal executive offices, including zip code)

(805) 456-1300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TGAN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On January 10, 2024, Transphorm, Inc., a Delaware corporation (“Transphorm”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Renesas Electronics America Inc., a California corporation (“Parent”), Travis Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Renesas Electronics Corporation, a Japanese corporation (solely for the purposes set forth in Section 9.17 of the Merger Agreement) (“Guarantor”). The Merger Agreement provides that, on the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Transphorm, with Transphorm surviving the merger as a wholly owned subsidiary of Parent (the “Merger”).

Transphorm’s board of directors (the “Board”) unanimously determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are advisable and in the best interests of Transphorm and its stockholders, and approved the Merger Agreement and the transactions contemplated by the Merger Agreement. The Board also resolved to recommend that Transphorm’s stockholders vote to adopt the Merger Agreement.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of Transphorm’s common stock, par value $0.0001 per share (the “Common Stock”) (other than certain exceptions, including shares of Common Stock held by Transphorm as treasury stock, owned by Parent or Merger Sub or any direct or indirect wholly owned subsidiary of Parent or Merger Sub as of immediately prior to the Effective Time, or held by stockholders who have neither voted in favor of the Merger nor consented thereto in writing and properly demanded appraisal of such shares under Delaware law), will be automatically converted into the right to receive cash in an amount equal to $5.10, without interest (the “Per Share Price”).

Pursuant to the Merger Agreement, at the Effective Time, each outstanding award of Transphorm restricted stock units (“Company RSUs”) will be treated as follows:

•

Each vested Company RSU (taking into account any applicable vesting acceleration in connection with the Merger) will be cancelled and converted into the right to receive an amount in cash equal to, for each share of Common Stock subject to such vested Company RSU, the Per Share Price.

•

Except as agreed by the affected parties, each unvested Company RSU held by U.S. employees continuing employment at the Effective Time generally will be cancelled and converted into the right to receive an unvested award of Guarantor restricted stock units (“Guarantor RSUs”) covering a number of shares of Guarantor common stock equal to (1) the number of the corresponding unvested Company RSUs, multiplied by (2) the Per Share Price (converted into Japanese Yen using U.S. dollar to Japanese Yen exchange rate thirty (30)-day trailing average of the closing daily exchange rates published by the Wall Street Journal (U.S. online edition), divided by (3) the Guarantor common stock price, rounded up to the nearest 100 restricted stock units (“Substitute RSUs”) with terms that are substantially the same as applied to the corresponding Company RSUs, but granted pursuant to the Guarantor Terms and Conditions on Stock Compensation and award agreement thereunder.

•

All other unvested Company RSUs generally will be cancelled and converted into the right to receive at Parent’s discretion either Substitute RSUs or a cash payment equal to, for each share of Common Stock subject to such unvested Company RSU, the Per Share Price. Certain limited exceptions apply if the grant of Guarantor RSUs is delayed after the Effective Time, in which case in lieu of Substitute RSUs, generally any portion of the Substitute RSUs that otherwise would have vested before such grant date instead will be paid out in cash in an amount equal to, for each share of Common Stock subject to such otherwise vested portion, the Per Share Price.

•

Additionally, pursuant to the Merger Agreement, prior to the Effective Time, the vesting of the unvested portion of each outstanding Company RSU will be accelerated in full with respect to any outstanding Company RSUs granted through July 2023, and as to 50% of the then unvested portion of any outstanding Company RSUs granted on or after August 1, 2023, but on or prior to December 31, 2023.

Pursuant to the Merger Agreement, at the Effective Time, outstanding options to acquire shares of Common Stock (a “Company Option”) will be cancelled and converted into the right to receive an amount in cash (without interest) equal to (1) the total number of shares of Common Stock subject to such Company Option multiplied by (2) the excess, if any, of the Per Share Price over the exercise price per share of Common Stock of such Company Option, less applicable taxes. Any Company Option with an exercise price per share of Common Stock that is greater than or equal to the Per Share Price will be cancelled at the Effective Time for no consideration or payment.

Pursuant to the Merger Agreement, at the Effective Time, each outstanding warrant to acquire shares of Common Stock (a “Company Warrant”) will be canceled and converted into the right to receive (without interest) amount in cash equal to (1) the total number of shares of Common Stock subject to such Company Warrant multiplied by (2) the excess, if any, of the Per Share Price over the exercise price per share of Common Stock under such Company Warrant, less applicable taxes. Any Company Warrant with an exercise price per share of Common Stock that is greater than or equal to the Per Share Price will be cancelled at the Effective Time for no consideration or payment.

Completion of the Merger is subject to customary closing conditions, including: (1) the adoption of the Merger Agreement by the holders of a majority of the voting power of the outstanding shares of Common Stock; (2) the absence of any law or order preventing or making illegal the consummation of the Merger; and (3) certain specified regulatory clearances, including the expiration or termination of the applicable waiting period under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the receipt of approval of the Committee on Foreign Investment in the United States (“CFIUS”). The obligation of Parent and Merger Sub to consummate the Merger is also conditioned upon the absence of a material adverse effect on Transphorm since the date of the Merger Agreement.

The Merger Agreement contains customary representations, warranties and covenants made by each of Transphorm, Parent and Merger Sub, including, among others, covenants by Transphorm regarding the conduct of its business prior to the closing of the Merger. Transphorm is also subject to customary “no-shop” restrictions on its ability (and the ability of its subsidiaries and representatives) to (1) solicit alternative acquisition proposals from third parties; (2) subject to certain exceptions, furnish nonpublic information relating to Transphorm to third parties in connection with an alternative acquisition proposal; or (3) subject to certain exceptions, participate or engage in discussions or negotiations with third parties regarding alternative acquisition proposals. In addition, Transphorm has agreed that, subject to certain exceptions, the Board will not withdraw its recommendation that Transphorm’s stockholders vote to adopt the Merger Agreement.

Either Transphorm or Parent may, subject to certain exceptions, terminate the Merger Agreement if (1) the Effective Time has not occurred by January 10, 2025, which date may be extended to July10, 2025 if required approval of CFIUS or pursuant to the HSR Act has not been obtained at such time (such date, the “Termination Date”); (2) a governmental authority of competent jurisdiction has issued a final and non-appealable governmental order, action or law prohibiting or making illegal the consummation of the Merger; or (3) Transphorm’s stockholders fail to adopt the Merger Agreement at a special meeting of Transphorm’s stockholders at which a vote is taken on the adoption of the Merger Agreement. Transphorm may terminate the Merger Agreement in certain additional limited circumstances, including to allow Transphorm to enter into an agreement providing for an alternative acquisition transaction that constitutes a Superior Proposal (as defined in the Merger Agreement). Parent may terminate the Merger Agreement in certain additional limited circumstances, including if the Board withdraws its recommendation that Transphorm’s stockholders vote to adopt the Merger Agreement.

Upon termination of the Merger Agreement under specified circumstances, Transphorm will be required to pay Parent a termination fee of $12,938,000. Specifically, this termination fee is payable by Transphorm to Parent if the Merger Agreement is terminated (1) following the Board’s determination to change its recommendation with respect to the Merger; or (2) by Transphorm in order to enter into an agreement providing for a Superior Proposal. The termination fee will also be payable if (1) the Merger Agreement is terminated because Transphorm’s stockholders do not vote in favor of adopting the Merger Agreement or Transphorm materially breaches the Merger Agreement, (2) prior to such termination (but after the date of the Merger Agreement), a proposal to acquire at least 50.1 percent of Transphorm has been publicly announced or publicly disclosed and not withdrawn or abandoned, and (3) Transphorm subsequently enters into a definitive agreement providing for a transaction involving the acquisition of at least 50.1 percent of Transphorm within one year of such termination and such transaction is ultimately consummated.

Upon termination of the Merger Agreement under specified circumstances, Parent will be required to pay Transphorm a termination fee of $20,000,000. Specifically, this termination fee is payable by Parent to Transphorm if (1) the Merger Agreement is terminated by Transphorm or Parent if the Effective Time has not occurred by the Termination Date due to (a) a CFIUS-related injunction, action law or order which prohibits or makes illegal the closing or (b) the failure of the parties to obtain CFIUS approval, (2) the Merger Agreement is terminated by Transphorm or Parent as a result of a court of competent jurisdiction or other governmental entity issuing an order permanently enjoining or otherwise permanently prohibiting the consummation of the Merger, which order or other action has become final and nonappealable and solely to the extent such order or other action relates to CFIUS or (3) the Merger Agreement is terminated by Transphorm due to Parent’s failure to perform its covenants related to obtaining CFIUS approval.

The Merger Agreement also provides that Transphorm, on one hand, or Parent and Merger Sub, on the other hand, may specifically enforce the obligations under the Merger Agreement, including the obligation to consummate the Merger if the conditions set forth in the Merger Agreement are satisfied. Under the Merger Agreement, Guarantor guarantees, among other things, the payment of the termination fee payable by Parent to Transphorm, subject to the conditions set forth in the Merger Agreement.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated into this report by reference.

A copy of the Merger Agreement has been included to provide Transphorm’s stockholders and other security holders with information regarding its terms and is not intended to provide any factual information about Transphorm, Parent, Merger Sub or their respective affiliates. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; are not intended as statements of fact to be relied upon by Transphorm’s stockholders or other security holders, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by Transphorm’s stockholders or other security holders. Transphorm’s stockholders and other security holders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Transphorm, Parent, Merger Sub or their respective affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Transphorm’s public disclosures. Transphorm acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading. The Merger Agreement should not be read alone but should instead be read in conjunction with the other information regarding the Merger Agreement, the Merger, Transphorm, Parent, Merger Sub, their respective affiliates and their respective businesses, that will be contained in, or incorporated by reference into, the Transaction Proxy Statement (as defined below) that Transphorm will file, as well as in the Forms 10-K, Forms 10-Q, Forms 8-K and other filings that Transphorm will make with the Securities and Exchange Commission (the “SEC”).

Voting Agreement

In connection with Transphorm’s entry into the Merger Agreement, on January 10, 2024, KKR Phorm Investors L.P. (“Phorm Investor”), in its capacity as a stockholder of Transphorm, entered into a Voting and Support Agreement (the “Voting Agreement”) with Parent. Phorm Investor holds approximately 38.6 percent of the voting power of outstanding shares of Common Stock as of the date hereof. Under the Voting Agreement, Phorm Investor has agreed to, among other things, vote its shares of Common Stock in favor of the adoption of the Merger Agreement. The

Voting Agreement terminates in certain circumstances, including upon termination of the Merger Agreement in accordance with its terms. The Voting Agreement does not restrict any designee of Phorm Investor who is a director of Transphorm from acting in such capacity or fulfilling the obligations of such office. The Voting Agreement also contains restrictions on the transfer of shares of Common Stock held by Phorm Investor, subject to certain exceptions.

The foregoing description of the Voting Agreement is qualified in its entirety by reference to the full text of the Voting Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated into this report by reference.

Item 8.01.	Other Events.

On January 10, 2024, Transform and Guarantor issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference in its entirety.

Additional Information and Where to Find It

Transphorm, its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the pending acquisition of Transphorm (the “Transaction”). Transphorm plans to file a proxy statement (the “Transaction Proxy Statement”) with the SEC in connection with the solicitation of proxies to approve the Transaction.

Primit Parikh, Julian Humphreys, Katharina McFarland, Umesh Mishra, Cynthia (Cindi) Moreland, Kelly Smales, and Eiji Yatagawa, all of whom are members of the Board, and Cameron McAulay, Transphorm’s Chief Financial Officer, are participants in Transphorm’s solicitation. The beneficial ownership of each such person, as of the date specified, appears in the table below. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. The Transaction Proxy Statement will also include information on any payments that may be owed to Transphorm’s named executive officers in a change of control of Transphorm.

Promptly after filing the definitive Transaction Proxy Statement with the SEC, Transphorm will mail the definitive Transaction Proxy Statement and a WHITE proxy card to each stockholder entitled to vote at the special meeting to consider the Transaction. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT TRANSPHORM WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Transphorm with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of Transphorm’s definitive Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Transphorm with the SEC in connection with the Transaction will also be available, free of charge, at the “Investors” section of Transphorm’s website (https://ir.transphormusa.com/), or by writing to Transphorm, Inc., Attention: Corporate Secretary, 75 Castilian Drive, Goleta, CA 93117.

Beneficial Ownership as of January 5, 2024

Individual	Shares Beneficially Owned (#)
Primit Parikh	563,933
Julian Humphreys	103,524
Katharina McFarland	95,877
Umesh Mishra	610,626
Cynthia (Cindi) Moreland	72,197
Kelly Smales	75,099
Eiji Yatagawa	Nil
Cameron McAulay	223,754

The amounts specified above are determined in accordance with the rules of the SEC and include securities that may be acquired within 60 days of January 5, 2024. Mr. Yatagawa is a member of the Board of Directors and serves as an executive of one or more affiliates of Kohlberg Kravis Roberts & Co. L.P. (together with its affiliates, “KKR”). KKR beneficially owns 24,724,468 shares of Transphorm’s common stock (which includes warrants exercisable for 312,500 shares of Transphorm’s common stock); Mr. Yatagawa is not deemed to beneficially own such shares.

Forward-Looking Statements

This communication may contain forward-looking statements that involve risks and uncertainties, including statements regarding: the Transaction, including the expected timing of the closing of the Transaction; considerations taken into account by the Board in approving the Transaction; and expectations for Transphorm following the closing of the Transaction. There can be no assurance that the Transaction will in fact be consummated. If any of these risks or uncertainties materialize, or if any of Transphorm’s assumptions prove incorrect, Transphorm’s actual results could differ materially from the results expressed or implied by these forward-looking statements. Additional risks and uncertainties include those associated with: (i) the possibility that the conditions to the closing of the Transaction are not satisfied, including the risk that required approvals from Transphorm’s stockholders for the Transaction or required regulatory approvals to consummate the Transaction are not obtained, on a timely basis or at all; (ii) the occurrence of any event, change or other circumstances that could give rise to the right to terminate the Transaction, including in circumstances requiring Transphorm to pay a termination fee; (iii) uncertainties as to the timing of the consummation of the Transaction; (iv) possible disruption related to the Transaction to Transphorm’s current plans and operations, including through the loss of customers and employees; (v) the amount of the costs, fees, expenses and charges related to the Transaction; (vi) the risk that Transphorm’s stock price may fluctuate during the pendency of the Transaction and may decline if the Transaction is not completed; (vii) the anticipated benefits of the Transaction and considerations taken into account by the Board in approving the Transaction; (viii) the risk that Transphorm may not obtain sufficient short-term financing to fund Transphorm’s operations through the closing of the Transaction; and (ix) other risks and uncertainties detailed in the periodic reports that Transphorm files with the SEC, including Transphorm’s Annual Report on Form 10-K filed with the SEC on June 28, 2023, and Transphorm’s Quarterly Report on Form 10-Q filed with the SEC on November 13, 2023. All forward-looking statements in this communication are based on information available to Transphorm as of the date of this communication, and Transphorm does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated January 10, 2024, among Renesas Electronics America Inc., Renesas Electronics Corporation, Travis Merger Sub, Inc. and Transphorm, Inc.

10.1*	Voting and Support Agreement, dated as of January 10, 2024, by and between Renesas Electronics America Inc. and KKR Phorm Investors L.P.

99.1	Joint Press Release, issued by Transphorm, Inc. and Renesas Electronics America Inc., dated January 10, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Transphorm will furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request. Transphorm may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TRANSPHORM, INC.

Date: January 11, 2024	By:	/s/ Primit Parikh
	Name:	Primit Parikh
	Title:	Chief Executive Officer